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                                                                 EXHIBIT 10.26.d

                               FOURTH AMENDMENT
                               TO LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this "Fourth Amendment") dated as of October 31, 1997, is made and entered into by and between IMAGE ENTERTAINMENT, INC., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                   RECITALS:
                                   ---------

A. Borrower and Bank are parties to that certain Loan Agreement dated as of December 17, 1996, as amended by that certain First Amendment dated as of February 5, 1997, that certain Second Amendment dated as of February 28, 1997 and that certain Third Amendment dated as of September 27, 1997 (as so amended, the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower in the aggregate principal amount at any one time outstanding not to exceed the lesser of (i) Fifteen Million Dollars ($15,000,000) and (ii) the Borrowing Base (as described in Section 1.3 of the Agreement).

B. Pursuant to that certain Credit Agreement dated as of September 29, 1997 (as in effect as of the date of this Fourth Amendment, the "Credit Agreement"), by and between Image Investors Co., a Delaware corporation ("Subordinated Creditor"), and Borrower, Subordinated Creditor agreed to make, and did make, an unsecured loan (the "Subordinated Loan") to Borrower in the principal sum of Five Million Dollars ($5,000,000). Borrower's obligation to repay the principal amount of the Subordinated Loan, together with accrued interest thereon, is evidenced by that certain Convertible Subordinated Promissory Note dated as of October 29, 1997 issued by Borrower in favor of Subordinated Creditor, a true and correct copy of which is attached hereto as Exhibit A (the "Subordinated Note"). Borrower has requested that Bank consent to the incurrence by Borrower of the indebtedness provided for in the Credit Agreement and evidenced by the Subordinated Note, which would otherwise be prohibited by the terms of Section
5.2 of the Agreement. Bank is willing to so consent, but subject to the terms and conditions of this Fourth Amendment.

                                   AGREEMENT:
                                   ---------

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1.   DEFINED TERMS.  Initially capitalized terms used herein which are not
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otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   CONSENT.  Bank hereby consents to the incurrence by Borrower of the
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indebtedness provided for in the Credit Agreement and evidenced by the
Subordinated Note, which would otherwise be prohibited by the terms of Section
5.2 of the Agreement. Notwithstanding anything to the contrary contained in the Subordinated Note, including without limitation paragraph 5 thereof, so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to make regularly scheduled payments (i.e., no prepayments or payments made as a result of acceleration) of the principal of and accrued interest on the Subordinated Note. Borrower shall not be entitled to make any prepayment of the principal of or accrued interest on the Subordinated Note without the prior written consent of Bank.

3.   AMENDMENTS TO THE AGREEMENT.
     ---------------------------

     (a) The last sentence of Section 5.2 of the Agreement is hereby, amended to read in full as
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follows:

     "Borrower will not borrow any money, become contingently liable to borrow money, nor enter into any agreement to directly or indirectly obtain borrowed money, except (a) the purchase money indebtedness owing to Bank of America, NT & SA in connection with the financing of the Las Vegas real property and equipment, (b) the obligations owing to Subordinated Creditor under the Subordinated Loan and evidenced by the Subordinated Note; provided, however, that the aggregate outstanding principal amount of the Subordinated Note shall not exceed Five Million Dollars ($5,000,000) at any one time and (c) pursuant to agreements made with Bank."

     (b) Section 6.4 of the Agreement is hereby amended to read in full as follows:

          "6.4 Borrower shall default in any other material indebtedness with respect to the payment of borrowed monies, bonds, debentures, notes or similar instruments, including without limitation the indebtedness owing to Subordinated Creditor under the Subordinated Loan, as evidenced by the Subordinated Note."

4.   EFFECTIVENESS OF THIS FOURTH AMENDMENT.  This Fourth Amendment shall become
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effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a) A counterpart of this Fourth Amendment, duly executed by Borrower and acknowledged by U.S. Laser Video Distributors, Inc., in its capacity as guarantor, where indicated herein below; and

     (b) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5.   RATIFICATION.
     -------------

     (a) Except as specifically amended herein above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

     (b) Upon the effectiveness of this Fourth Amendment, each reference in the Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fourth Amendment.

6.   REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as
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follows:

     (a) Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of this Fourth Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

     (c) This Fourth Amendment is the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms; and

     (d) No event has occurred and is continuing or would result from this Fourth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but
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for the requirement that notice be given or time elapse or both.

7.   GOVERNING LAW.  This Fourth Amendment shall be deemed a contract under and
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subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

8.   COUNTERPARTS.  This Fourth Amendment may be executed in two or more
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counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

IMAGE ENTERTAINMENT, INC.

By:     /s/ JEFF M. FRAMER
        ------------------
Title:  Chief Financial Officer

UNION BANK OF CALIFORNIA, N.A.

By:     /s/ BITA ARDALAN
        ----------------
Title:  Vice President

                          Acknowledgment of Guarantor
                          ---------------------------

     The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of August 4, 1997 (the "Guaranty"), hereby consents to the foregoing Fourth Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.

U.S. LASER VIDEO DISTRIBUTORS, INC.

By:    /s/ JEFF M. FRAMER
       ------------------
Title: Chief Financial Officer